UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2014

VAPOR HUB INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-173438	27-3191889
(Commission File Number)	(IRS Employer Identification No.)

67 W. Easy Street, Unit 115

Simi Valley, CA 93065

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code (805) 309-0530

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2014, Andrew Birnbaum resigned from his position as Chief Executive Officer of Vapor Hub International Inc. (the “Company”) and also from his position as a director of the Company.  Mr. Birnbaum furnished the Company with a letter relating to his resignation, a copy of which is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Following Mr. Birnbaum’s resignation, the Company appointed Kyle Winther, 29, to the position of Interim Chief Executive Officer.  Mr. Winther currently serves as the Company’s Chief Operating Officer as well as a director of the Company, and will serve as the Company’s Interim Chief Executive Officer until his successor is appointed by the Company’s Board of Directors.

Mr. Winther is a founding shareholder of Delite Products, Inc., formed in 2008, and Vapor Hub, Inc., formed in 2013, each of which are wholly owned subsidiaries of the Company, and served as President and Chief Executive Officer of each of these companies from their formation until March 2014.  In his capacity as Chief Operating Officer of the Company, Mr. Wither is responsible for overseeing the Company’s sales and marketing initiatives and also manages in excess of twenty employees.  Since 2008, Mr. Winther has also been instrumental in the development of the Company’s products, including its AR Mod vaping devices.  Mr. Winther is a graduate of Cal State University-Northridge where he earned a B.S. in Business Administration/Marketing.

A family relationship exists between Mr. Winther,  Lori Winther, a director of the Company and the Company’s Chief Financial Officer and Secretary and  Niels Winther, a director of the Company. Niels Winther and Lori Winther are married.  Kyle Winther is the adult son of Niels and Lori Winther.

Item 9.01. Financial Statements and Exhibits

(d)

Exhibits:

Exhibit Number	Description
99.1	Letter of Resignation of Andrew Birnbaum

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR HUB INTERNATIONAL INC.

Date:	July 10, 2014	By:	/s/ Lori Winther
Lori Winther
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Letter of Resignation of Andrew Birnbaum

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